Exhibit 10.1
NEW LENDER ADDENDUM
     THIS NEW LENDER ADDENDUM, dated February 2, 2011, to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of the 14th day of January, 2010 (as otherwise amended or modified from time to time, the “Credit Agreement”), among QuinStreet, Inc. (“Borrower”), each of the financial institutions parties thereto (collectively, the “Lenders”) and Comerica Bank, as Agent for the Lenders.
WITNESSETH:
     WHEREAS, the Credit Agreement provides in Section 2.13 thereof that a financial institution, although not originally a party thereto, may become a party to the Credit Agreement with the consent of the Borrower and the Agent by executing and delivering to the Agent a New Lender Addendum to the Credit Agreement in substantially the form of this New Lender Addendum; and
     WHEREAS, the undersigned New Lender (the “New Lender”) was not an original party to the Credit Agreement but now desires to become a party thereto;
     NOW, THEREFORE, the New Lender hereby agrees as follows:
     The New Lender hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The New Lender acknowledges and agrees that it: (a) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its commitment been granted and its loans been made directly by such New Lender to the Borrower without the intervention of the Agent or any other Lender; and (b) has made and will continue to make, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Agent has made any representations or warranties about the creditworthiness of the Borrower or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents.
     New Lender represents and warrants that it is a Person to which assignments are permitted pursuant to Sections 13.8(c) and (d) of the Credit Agreement.
     Except as otherwise provided in the Credit Agreement, effective as of the Effective Date (as defined below):
(a)	the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, and to have all the rights and obligations of a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)	the New Lender shall be a Revolving Credit Lender and its Percentage of the Revolving Credit Aggregate Commitment (and its risk participation in Letters of Credit) shall be as set forth in the attached revised Schedule 1.2 (Percentages); provided any fees paid prior to the Effective Date, including any Letter of Credit Fees, shall not be recalculated, redistributed or reallocated by Borrower, Agent or the Lenders.
     As used herein, the term “Effective Date” means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:
     (1) the Borrower shall have paid to the Agent, all interest, fees (including the Revolving Credit Facility Fee) and other amounts, if any, accrued to the Effective Date for which reimbursement is then owing under the Credit Agreement;
     (2) New Lender shall have remitted to the Agent funds in an amount equal to its Percentage of all Advances of the Revolving Credit outstanding as of the Effective Date; and
     (3) the Borrower shall have executed and delivered to the Agent for the New Lender, a new Revolving Credit Note payable to such New Lender in the face amount of such New Lender’s Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this New Lender Addendum, and any other New Lender Addendum executed concurrently herewith).
     The Agent shall notify the New Lender, along with Borrower, of the Effective Date. The New Lender shall deliver herewith to the Agent administrative details with respect to the funding and distribution of Advances (and Letters of Credit) as requested by Agent.
     Terms defined in the Credit Agreement and not otherwise defined herein shall have their defined meanings when used herein.

     IN WITNESS WHEREOF, the undersigned has caused this New Lender Addendum to be executed and delivered by a duly authorized officer on the date first above written.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Christie K. Shaw
	Its:	Vice President

Accepted this 2nd day of February, 2011
QUINSTREET, INC.
By:	/s/ Douglas Valenti
	Its:	CEO

Accepted this 2nd day of February, 2011
COMERICA BANK, as Agent
By:	/s/ Phil Koblis
	Its:	SVP